Exhibit 3.1

Constitution of Tronox Limited ACN 153 348 111

As amended on November 3, 2016

Level 26 181 William Street Melbourne VIC 3000 Australia T 61 3 9679 3000 F 61 3 9679 3111 Reference 03 3004 1786

Contents

1.	PRELIMINARY		6

	1.1	Replaceable rules	6
	1.2	Definitions	6
	1.3	Interpretation of this document	9

2.	DIRECTORS		9

	2.1	Number of Directors	9
	2.2	Eligibility	10
	2.3	Nominating Committee	10
	2.4	Number of Class A and Class B Directors	10
	2.5	Appointment by Directors	11
	2.6	Election of directors	11
	2.7	Election at general meeting	12
	2.8	Retirement of Directors	14
	2.9	Time of retirement	14
	2.10	Cessation of Director's appointment	14
	2.11	Removal from office	15
	2.12	Too few Directors	15

3.	POWERS OF THE BOARD		15

	3.1	Powers generally	15
	3.2	Exercise of powers	16

4.	EXECUTING NEGOTIABLE INSTRUMENTS		16

5.	CHIEF EXECUTIVE OFFICER		16

	5.1	Appointment and power of Chief Executive Officer	16
	5.2	Retirement and removal of Chief Executive Officer	16
	5.3	Termination of appointment of Chief Executive Officer	16

6.	DELEGATION OF BOARD POWERS		16

	6.1	Power to delegate	16
	6.2	Power to revoke delegation	17
	6.3	Terms of delegation	17
	6.4	Committees	17
	6.5	Audit committee	17

7.	DIRECTORS' DUTIES AND INTERESTS		17

	7.1	Compliance with duties under the Act and general law	17
	7.2	Director can hold other offices etc	17
	7.3	Disclosure of interests	18
	7.4	Director interested in a matter	18
	7.5	Agreements with third parties	18
	7.6	Obligation of secrecy	18
	7.7	Directors acting in the best interests of a Holding Company	18

8.	DIRECTORS' REMUNERATION		19

	8.1	Remuneration of Executive Directors	19

Constitution of Tronox Limited

	8.2	Remuneration of non‑executive Directors	19
	8.3	Additional Remuneration for extra services	19
	8.4	Expenses of Directors	19
	8.5	Directors' retirement benefits	19

9.	OFFICERS' INDEMNITY AND INSURANCE		20

	9.1	Indemnity	20
	9.2	Insurance	20
	9.3	Former officers	20
	9.4	Deeds	20

10.	BOARD MEETINGS		20

	10.1	Convening Board meetings	20
	10.2	Notice of Board meeting	21
	10.3	Use of technology	21
	10.4	Chairing Board meetings	21
	10.5	Quorum	21
	10.6	Board approval	22
	10.7	Procedural rules	23
	10.8	Written resolution	23
	10.9	Additional provisions concerning written resolutions	23
	10.10	Valid proceedings	23

11.	CONTROL AND SIGNIFICANT CORPORATE TRANSACTIONS		24

	11.1	Member approval	24
	11.2	Equal treatment reorganisations	24
	11.3	Prohibited acquisitions	25
	11.4	Action by the Board	25

12.	PROPORTIONAL TAKEOVER APPROVAL		27

	12.1	Special definitions	27
	12.2	Limited life of rule	27
	12.3	Restriction on registration of transfers	27
	12.4	Approving Resolution	27
	12.5	General meeting provisions apply	27
	12.6	Notice of meeting outcome	28
	12.7	Failure to propose resolution	28
	12.8	Rejected resolution	28

13.	MEETINGS OF MEMBERS		28

	13.1	Action by meeting	28
	13.2	Annual general meeting	28
	13.3	Calling meetings of members	28
	13.4	Notice of meeting	29
	13.5	Short notice	29
	13.6	Postponement or cancellation	29
	13.7	Fresh notice	29
	13.8	Notice to joint holders of shares	29
	13.9	Location of meetings	29
	13.10	Technology	30
	13.11	Accidental omission	30
	13.12	Class meetings	30

Constitution of Tronox Limited

14.	PROCEEDINGS AT MEETINGS OF MEMBERS		30

	14.1	Member present at meeting	30
	14.2	Quorum	30
	14.3	Quorum not present	30
	14.4	Chairing meetings of members	30
	14.5	Attendance at general meetings	31
	14.6	Adjournment	31
	14.7	Business at adjourned meetings	31

15.	PROXIES, ATTORNEYS AND REPRESENTATIVES		31

	15.1	Appointment of proxies	31
	15.2	Member's attorney	31
	15.3	Deposit of proxy appointment forms, powers of attorney and proxy appointment authorities	31
	15.4	Corporate representatives	32
	15.5	Appointment for particular meeting, standing appointment and revocation	32
	15.6	Position of proxy or attorney if member present	32
	15.7	Priority of conflicting appointments of attorney or representative	32
	15.8	Additional current proxy appointments	32
	15.9	Continuing authority	32
	15.10	Irrevocable proxy	33

16.	ENTITLEMENT TO VOTE		33

	16.1	Number of votes	33
	16.2	Casting vote of chairman	33
	16.3	Votes of joint holders	33
	16.4	Votes of transmittees and guardians	33
	16.5	Voting restrictions	34
	16.6	Decision on right to vote	34

17.	HOW VOTING IS CARRIED OUT		34

	17.1	Method of voting	34
	17.2	Demand for a poll	34
	17.3	When and how polls must be taken	34
	17.4	Direct votes	35
	17.5	Voting by beneficial owners	35

18.	SECRETARY		35

	18.1	Appointment of Secretary	35
	18.2	Terms and conditions of office	35
	18.3	Cessation of Secretary's appointment	36
	18.4	Removal from office	36

19.	MINUTES		36

	19.1	Minutes must be kept	36
	19.2	Minutes as evidence	36
	19.3	Inspection of minute books	36

20.	COMPANY SEALS		36

	20.1	Common seal	36
	20.2	Use of seals	37
	20.3	Fixing seals to documents	37

Constitution of Tronox Limited

21.	FINANCIAL REPORTS AND AUDIT		37

	21.1	Company must keep financial records	37
	21.2	Financial reporting	37
	21.3	Financial year end	37
	21.4	Audit	37
	21.5	Conclusive reports	37
	21.6	Inspection of financial records and books	38

22.	SHARES		38

	22.1	Class A Shares and Class B Shares	38
	22.2	Issue at discretion of Board	38
	22.3	Preference and redeemable preference shares	38
	22.4	Brokerage and commissions	38
	22.5	Surrender of shares	38

23.	CERTIFICATES		39

	23.1	Certificated shares	39
	23.2	Multiple certificates and joint holders	39
	23.3	Lost and worn out certificates	39

24.	REGISTER		39

	24.1	Joint holders	39
	24.2	Non‑beneficial holders	39

25.	COMPANY LIENS		40

	25.1	Existence of liens	40
	25.2	Sale under lien	40
	25.3	Indemnity for payments required to be made by the Company	40

26.	DIVIDENDS		41

	26.1	Accumulation of reserves	41
	26.2	Payment of dividends	41
	26.3	Amount of dividend	41
	26.4	Dividends in kind	41
	26.5	Payment of dividend by way of securities in another entity or corporation	41
	26.6	Method of payment	42
	26.7	Joint holders' receipt	42
	26.8	Retention of dividends by Company	42
	26.9	No interest on dividends	42

27.	SHARE PLANS		42

	27.1	Implementing share plans	42
	27.2	Board obligations and discretions	43

28.	TRANSFER OF SHARES		43

	28.1	Modes of transfer	43
	28.2	Market obligations	43
	28.3	Delivery of transfer and certificate	43
	28.4	Refusal to register transfer	44
	28.5	Transferor remains holder until transfer registered	44
	28.6	Powers of attorney	44

Constitution of Tronox Limited

29.	TRANSFER AND CONVERSION OF CLASS B SHARES		44

	29.1	Special definitions	44
	29.2	Conversion of Class B Shares	45
	29.3	Powers of Board	45
	29.4	Transfer procedure for Class B Shares	45

30.	CONVERSION OF CLASS A SHARES		46

31.	TRANSMISSION OF SHARES		46

	31.1	Death of joint holder	46
	31.2	Death of single holder	46
	31.3	Transmission of shares on insolvency or mental incapacity	46
	31.4	Refusal to register holder	46

32.	SMALL SHARE PARCELS		47

	32.1	Board power of sale	47
	32.2	Notice of proposed sale	47
	32.3	Terms of sale	47
	32.4	Share transfers	47
	32.5	Application of proceeds	47
	32.6	Protections for transferee	47

33.	ALTERATION OF SHARE CAPITAL		48

	33.1	Capitalisation of profits	48
	33.2	Adjustment of capitalised amounts	48
	33.3	Conversion of shares	48
	33.4	Adjustments on conversion	48
	33.5	Reduction of capital	48
	33.6	Payments in kind	49
	33.7	Payment in kind by way of securities in another corporation	49
	33.8	Variation of rights	49

34.	WINDING UP		49

	34.1	Entitlement of members	49
	34.2	Distribution of assets generally	49
	34.3	No distribution of liabilities	50
	34.4	Distribution not in accordance with legal rights	50

35.	NOTICES		50

	35.1	Notices by Company	50
	35.2	Overseas members	50
	35.3	When notice is given	50
	35.4	Business days	51
	35.5	Waiver of notice	51
	35.6	Notice to joint holders	51
	35.7	Counting days	51
	35.8	Notices to "lost" members	51

36.	UNCLAIMED MONEY		52

37.	AMENDMENT TO CONSTITUTION		52

SCHEDULE – TERMS OF ISSUE OF PREFERENCE SHARES			53

Constitution of Tronox Limited

Constitution of Tronox Limited

Tronox Limited

ACN 153 348 111

1.	PRELIMINARY

1.1	Replaceable rules

The replaceable rules referred to in section 141 do not apply to the Company and are replaced by the rules set out in this document.

1.2	Definitions

The following definitions apply in this document.

Act means the Corporations Act 2001 (Cth).

Affiliate has the meaning given as at 15 June 2012 under the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (US), as amended.

Approved Fees for a Director (other than an Executive Director) means fees, salary, bonuses, fringe benefits and superannuation contributions provided by the Company, but does not include:

(a)	a payment made as compensation for loss of office or in connection with retirement from office (which includes resignation from office and death while in office);

(b)	an insurance premium paid by the Company or indemnity under rule 9; or

(c)	any issue or acquisition of securities.

Beneficial Ownership has the meaning given to the term "beneficial ownership" in Rule 13d-3 under the Exchange Act without regard to the sixty day requirement in Rule 13d-3(d)(1)(i) and, in addition, the term "Beneficial Ownership" will also include any Voting Shares for which a disclosure obligation exists for the Voting Shares pursuant to Section 13d(1)(E) of the Exchange Act in respect of any derivative transaction or derivative securities and Beneficial Owner will have a corresponding meaning.

business day means a day that is not a Saturday, Sunday or a public holiday in New York City, United States, Pretoria, South Africa or Perth, Australia.

Board means the Directors acting collectively under this document.

Chief Executive Officer means a Chief Executive Officer appointed under rule 5.1.

Class A Director means a director appointed or elected under rule 2.5(b), 2.5(c) or 2.5(d).

Class A Share means an ordinary share in the Company issued with all of the rights attaching to and provided for a “Class A Share” in this document.

Class B Director means a director appointed or elected under rule 2.5(a), 2.5(c) or 2.5(d).

Class B Share means a share in the Company issued with all of the rights attaching to and provided for a “Class B Share” in this document.

Class B Voting Interest means the quotient, expressed as a percentage, obtained by dividing the aggregate number of issued Class B Shares by the aggregate number of issued Class A Shares and Class B Shares.

Closing means the closing of the transactions contemplated by the Transaction Agreement.

Company means the company named at the beginning of this document whatever its name is for the time being.

Conforming Nomination has the meaning given in rule 2.7(c).

Controlled Affiliate, with respect to a holder of Class B Shares, means any person that, directly or indirectly through one or more intermediaries, is controlled by that shareholder, and the shareholder shall be deemed to control another person if the shareholder possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

Director means a person who is, for the time being, a director of the Company.

Effective Time means the effective time of the merger of Concordia Merger Corporation with and into Tronox Incorporated in accordance with the Delaware General Corporation Law.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Executive Director means a Director who is an employee of the Company or a subsidiary or acts in an executive capacity for the Company or a subsidiary under a contract for services and includes a Chief Executive Officer.

Holding Company means a holding company of the Company within the meaning of section 9 of the Act.

Interest Rate means, in respect of each rule in which that term is used:

(a)	the rate for the time being prescribed by the Board in respect of that rule; or

(b)	if no rate is prescribed, 15% each year.

member means a person whose name is entered in the Register as the holder of a share.

Merger Consideration means the consideration payable to the shareholders of Tronox Incorporated following the merger of Concordia Acquisition Corporation with and into Tronox Incorporated in accordance with the Delaware General Corporation Law, including Class A Shares.

Nominating Committee means a nominating and corporate governance committee of the Board consisting only of Class A Directors who are Non-affiliated Directors.

Non-affiliated Director means a Director who is (a) not a Class B Director, (b) not an Executive Director, (c) not and, within three years of any reference date, has not been an employee, consultant or agent (in either case under a material engagement) or greater than 10% shareholder of the Company or any Affiliate of the Company, (d) not a relative or family member of any person described in (a), (b) or (c), and (e) at the time of determination thereof, deemed to be independent by the Board within the meaning of the applicable rules and regulations of any stock exchange on which the Voting Shares are then listed.

ordinary resolution means a resolution passed at a meeting of members by a majority of the votes cast by members entitled to vote on the resolution.

Plurality means a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the relevant matter, within the meaning of DEL CODE ANN tit 8 s 216(3).

Public Disclosure means a disclosure made in a press release reported by the Dow Jones News Service, The Associated Press or a comparable United States based national news service or in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Register means the register of members kept as required by sections 168 and 169.

Shareholders Deed means the deed between, amongst others, the Company, the person described in that deed as the "Additional Shareholder" and Exxaro Resources Limited dated on or about the date of Closing (as amended, novated or restated from time to time).

Secretary means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this document.

Section 13(d) Group means any person acting together with its Affiliates and any members of a "group", within the meaning of Section 13(d)(3) of the Exchange Act, of which it is a part, either through a formal agreement or an informal arrangement.

Small Parcel means a holding of 100 Voting Shares or less, to be adjusted as the Board considers appropriate in the event of a consolidation or subdivision of Voting Shares or issue of bonus Voting Shares or other change to capital structure of the Company.

Special Committee means a committee of the Board consisting only of Non-affiliated Directors, whose members are determined in the discretion of the Board, formed to address issues and matters relating to any transaction or matter between the holders of Class B Shares or any Affiliate of a holder of Class B Shares, on the one hand, and the Company or any Affiliate of the Company, on the other, including under this document, the Transaction Agreement or agreements contemplated by it, any takeover, scheme of arrangement or other change of control transaction proposed by a holder of Class B Shares, or any Affiliate of a holder of Class B Shares, in relation to the Company, and under any agreement or arrangement relating to the business and affairs of holders of Class B Shares or any Affiliate of a holder of Class B Shares on the one hand, and the Company or an Affiliate on the other hand.

Special Resolution means a resolution of which notice as set out in section 249L(1)(c) has been given and that has been passed by at least 75% of the votes cast by members entitled to vote on the resolution.

Transaction Agreement means the agreement between, amongst others, Tronox Incorporated, the Company, Exxaro Resources Limited, Exxaro Holding Sands (Proprietary) Limited and Exxaro International BV dated September 25, 2011 (as amended, restated or novated from time to time).

Voting Member in relation to a general meeting, or meeting of a class of members, means a member who has the right to be present and to vote on at least one item of business to be considered at the meeting.

Voting Power shall have the meaning specified in section 610 of the Act, except that any relevant interest or association arising by virtue of rights set out in this document is to be disregarded.

Voting Share means a Class A Share or a Class B Share and Voting Shares means Class A Shares and Class B Shares.

1.3	Interpretation of this document

Headings and marginal notes are for convenience only, and do not affect interpretation.  The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)
legislation (including subordinate legislation) is to that legislation as amended, modified in relation to the Company, re‑enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	A reference to US$ is to United States dollars.

(g)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(h)	A power to do something includes a power, exercisable in the like circumstances, to revoke or undo it.

(i)	A reference to a power is also a reference to authority or discretion.

(j)	A reference to something being written or in writing includes that thing being represented or reproduced in any mode in a visible form.

(k)	A word (other than a word defined in rule 1.2) which is defined by the Act has the same meaning in this document where it relates to the same matters as the matters for which it is defined in the Act.

(l)	A reference to a Chapter, Part, Division, or section is a reference to a Chapter, Part, Division or section of the Act unless another statute is specified.

2.	DIRECTORS

2.1	Number of Directors

(a)	Subject to rule 2.1(b), the Board may decide the number of Directors but that number must be at least three.

(b)	For so long as the Class B Voting Interest is at least ten percent, the number of Directors must be nine.

2.2	Eligibility

(a)	A Director need not be a member.

(b)	Neither the auditor of the Company for the time being nor any partner, director or employee of the auditor is eligible to act as a Director.

(c)
Subject to rules 2.3(b) and 2.7, a person cannot be appointed, elected or re-elected as a director unless the Nominating Committee has first nominated or approved such appointment, election or re-election.

(d)	A person cannot be appointed, elected or re-elected as:

(i)	a Class A Director unless, for so long as the Class B Voting Interest is:

(A)	at least ten percent, they or another Class A Director is ordinarily resident in Australia;

(B)	less than ten percent, they and another Class A Director are ordinarily resident in Australia or two other Class A Directors are ordinarily resident in Australia; or

(ii)	a Class B Director unless they or another Class B Director are ordinarily resident in Australia.

2.3	Nominating Committee

(a)
In determining whether to nominate or approve a person to be a director, the Nominating Committee must take into account relevant legal and stock exchange listing requirements and any reasonable and customary corporate governance standards adopted by the Company regarding service as a director of the Company.

(b)
Subject to rules 2.2(d), 2.3(a) and 2.4(a), the Nominating Committee shall nominate for appointment as a director the persons identified in a written nomination signed by the holders of a majority of the Class B Shares to be Class B Directors.

2.4	Number of Class A and Class B Directors

(a)
For so long as the Class B Voting Interest is at least ten percent, holders of Class A Shares shall be entitled to vote separately as a class to elect a number of Class A Directors to the Board, and holders of Class B Shares shall be entitled to vote separately as a class to elect a number of Class B Directors to the Board, in each case as set forth below:

(i)	if the Class B Voting Interest is at or above thirty percent, the Board shall consist of six Class A Directors and three Class B Directors;

(ii)	if the Class B Voting Interest is below thirty percent but at or above twenty percent, the Board shall consist of seven Class A Directors and two Class B Directors;

(iii)	if the Class B Voting Interest is below twenty percent but at or above ten percent, the Board shall consist of eight Class A Directors and one Class B Director; and

(iv)	if the Class B Voting Interest is less than ten percent, the Board shall consist of Class A Directors only.

(b)	When the number of Class B Directors is reduced:

(i)	as a result of the Class B Voting Interest being below a designated threshold in rule 2.4(a) (i) to (iii) on the day that is 120 days prior to the Company's annual general meeting; or

(ii)	as a result of the Class B Voting Interest falling below ten percent at any time,

(each a Class B Triggering Event), then the number of Class B Directors shall be reduced accordingly and the number of Class B Directors necessary to achieve such reduction shall resign from the Board (such resigning Class B Director(s) to be selected by the holders of a majority of the Class B Shares within ten (10) days after the occurrence of the Class B Triggering Event).

(c)
If the number of Class B Directors has not reduced in accordance with rule 2.4(b) by the tenth day after the date on which the Class B Triggering Event occurs, the number of Class B Directors shall be reduced automatically to the number set forth in rule 2.4(a), with the Class B Director(s) whose last name(s) is alphabetically closest to the letters “ZZZZ” being designated the person(s) no longer eligible to serve on the Board and who automatically ceases to be a Director pursuant to rule 2.10(e).  Such cessation does not prevent the person being eligible for election or appointment as a director in the future.

2.5	Appointment by Directors

Subject to this document, a person may be appointed a Director as follows at any time (except during a general meeting):

(a)
if the number of Class B Directors is less than the number of Class B Directors required by rule 2.4(a), Class B Directors may, by the affirmative vote of a majority of the remaining Class B Directors then in office, even if less than a quorum of the Board, appoint a person to be a Class B Director;

(b)
if the number of Class A Directors is less than the number of Class A Directors required by rule 2.4(a), Class A Directors may, by the affirmative vote of a majority of the remaining Class A Directors then in office, even if less than a quorum of the Board, appoint a person to be a Class A Director;

(c)
if the Class B Voting Interest is less than ten percent and the number of Directors for the time being fixed under rule 2.1 will not be exceeded, the Board may, by the affirmative vote of a majority of the remaining Class A Directors then in office, even if less than a quorum of the Board, appoint a person to be a Director; and

(d)	before Closing, the Board may appoint a person nominated by a party to the Transaction Agreement to hold office from Closing to a Class A Director or a Class B Director.

2.6	Election of directors

The Company must:

(a)
elect Class A Directors of the Company in each case by resolution passed by a majority of the votes cast by the holder of Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Class A Directors. For the purposes of rule 2.6, a “majority of the votes cast” shall mean that number of votes cast “for” a Class A Director’s election exceeds the number of votes cast “against” that Class A Directors’ election, provided, however, that the Class A Directors shall be elected  by a Plurality of the votes of the Class A Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Class A Directors if the number of candidates standing for election at the meeting as Class A Directors exceeds the number of Class A Directors which may be elected; and

(b)
for so long as the Class B Voting Interest is at least ten percent, elect Class B Directors by a Plurality of the votes of the Class B Shares present in person or represented by proxy at the meeting and entitled to vote, and may do so subject to this document, to section 201E and to the number of Directors for the time being fixed under rule 2.1 not being exceeded.

2.7	Election at general meeting

(a)	A person can only be validly elected as a Director by the Company in general meeting at the annual general meeting of the Company.

(b)	The Company in general meeting cannot validly elect a person as a Director unless:

(i)	the person is nominated by the Nominating Committee in accordance with rules 2.2 and 2.3; or

(ii)	a Conforming Nomination is:

(A)	given to the Company by proposing member(s) who hold or Beneficially Own at least 5% of the Voting Shares of the Company and have held such Voting Shares since Closing or for at least three years; and

(B)	received by the Company;

(I)
in the case of the first annual general meeting,  not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting or the tenth day following the date on which Public Disclosure of the date of such annual general meeting is first made by the Company; and

(II)
in any other case, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting; provided, however, that in the event that such annual meeting is to be held on a day which is more than 30 days preceding the anniversary of the previous year’s annual meeting or more than 70 days after the anniversary of the previous year’s annual meeting, a Conforming Nomination must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which Public Disclosure of the date of such annual meeting is first made by the Company.

In no event shall the adjournment or postponement of a meeting commence a new notice time period (or extend any notice time period) for the giving of a Conforming Nomination as described above.

(c)	For the purposes of this rule, a Conforming Nomination must include each of the following:

(i)	a nomination of the person (nominee) by a member (other than the nominee) setting out:

(A)	the name, age, business address and residential address of the nominee;

(B)	the principal occupation or employment of the nominee;

(C)	the number of shares in the Company which are held by and Beneficially Owned by the nominee (if any); and

(D)
such other information concerning the nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, regardless of whether the Company is subject to such rules or not;

(ii)	in respect of the member and the Beneficial Owner, if any, proposing the nominee, a statement containing:

(A)	the name and address of the member as it appears on the Register, and of the Beneficial Owner of the relevant shares, if any, on whose behalf the nomination is being made;

(B)
the class and number of shares in the Company which are held by the member (including any shares Beneficially Owned) and by the Beneficial Owner of the relevant shares, if any, on whose behalf the nomination is being made, as at the date of the Conforming Nomination;

(C)
a representation by the member that it will notify the Company in writing of the class and number of shares held by it (including any shares Beneficial Owned) as of the record date for the meeting promptly following the record date;

(D)
the identity of any control person and any information that would be required in Items 2, 3 and 4 of Schedule 13D of the Exchange Act, regardless of whether such Schedule 13D is required to be filed with the United States Securities and Exchange Commission or not;

(E)
a description of any agreement, arrangement or understanding with respect to such nomination between or among the proposing member and any Affiliate of the member, and any others (including their names) acting in concert with any of the foregoing, including the nominee, and a representation that the proposing member will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(F)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Conforming Nomination by, or on behalf of, the proposing member or any Affiliate of the member, whether or not such instrument or right shall be subject to settlement in underlying shares of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing member or any Affiliate of this member with respect to shares of the Company, and a representation that the proposing member will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(G)
a representation that the proposing member is a registered holder of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to support the nomination of the nominee as a director;

(H)	a representation whether the proposing member or the Beneficial Owner, if any, intends or is part of a group which intends:

(I)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued shares required to approve the nomination; and/or

(II)	otherwise to solicit proxies from members in support of the nomination;

(I)
any other information relating to such proposing member and Beneficial Owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the Company is subject to such rules; and

(iii)	a consent to act as a Director and to be named in the notice of meeting signed by the nominee.

2.8	Retirement of Directors

(a)	Each Director must retire from office at each annual general meeting.

(b)	A Director who retires under this rule 2.8 is, subject to rule 2.2, eligible for re-election.

2.9	Time of retirement

A Director's retirement under rule 2.8 takes effect at the end of the relevant annual general meeting unless the Director is re‑elected at that meeting.

2.10	Cessation of Director's appointment

A person automatically ceases to be a Director if the person:

(a)	is not permitted by the Act (or an order made under the Act) to be a director;

(b)	becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

(c)	resigns by notice in writing to the Company;

(d)	is removed from office under rule 2.11; or

(e)	ceases to be eligible to act as a Director under rule 2.2 or rule 2.4(c).

2.11	Removal from office

(a)	Subject to section 203D:

(i)
a Class A Director may be removed only for cause and only by a resolution passed by a majority of the votes attached to all issued Class A Shares at a separate meeting of the holders of Class A Shares; and

(ii)
a Class B Director may be removed, with or without cause, only by a resolution passed by a majority of the votes attached to all issued Class B Shares at a separate meeting of the holders of Class B Shares, or the consent (delivered in writing to the Company) of the holders of a majority of all such issued Class B Shares.

(b)
A resolution to remove a Class A Director pursuant to section 203D does not take effect until a replacement Class A Director has been appointed by a resolution passed by a majority of the votes attached to all issued Class A Shares at a separate meeting of the holders of Class A Shares.

(c)
A resolution to remove a Class B Director pursuant to section 203D does not take effect until a replacement Class B Director has been appointed by a resolution passed by a majority of the votes attached to all issued Class B Shares at a separate meeting of the holders of Class B Shares.

(d)	On a resolution to remove a Class A Director pursuant to section 203D or otherwise, Class B Shares carry no votes.

(e)	On a resolution to remove a Class B Director pursuant to section 203D or otherwise, Class A Shares carry no votes.

2.12	Too few Directors

If the number of Directors is reduced below the minimum required by rule 2.1, the continuing Directors may act as the Board only:

(a)	to appoint Directors up to that minimum number;

(a)	to convene a meeting of members; and

(b)	in emergencies.

3.	POWERS OF THE BOARD

3.1	Powers generally

Except as otherwise required by the Act, any other applicable law or this document,

(a)	the business and affairs of the Company shall be managed by or under the direction of the Board; and

(b)	the Board:

(i)	may appoint officers of the Company and specify their powers and duties; and

(ii)	may exercise every right, power or capacity of the Company to the exclusion of the Company in general meeting and the members.

3.2	Exercise of powers

A power of the Board can be exercised only:

(a)	by resolution passed at a meeting of the Board or otherwise in accordance with rule 10; or

(b)	in accordance with a delegation of the power under rule 5 or 6.

4.	EXECUTING NEGOTIABLE INSTRUMENTS

Negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company by being signed by two Directors or a Director and Secretary or in such other manner (including the use of facsimile signatures if thought appropriate) as the Board may decide.

5.	CHIEF EXECUTIVE OFFICER

5.1	Appointment and power of Chief Executive Officer

The Board may appoint one or more persons (including a Director) to be a Chief Executive Officer either for a specified term (but not for life) or without specifying a term.  Subject to this document, a Director who holds the position of the Chief Executive Officer has all the duties, and can exercise all the powers and rights, of a Director.

The Board may delegate any of the powers of the Board to a Chief Executive Officer:

(a)	on the terms and subject to any restrictions the Board decides; and

(b)	so as to be concurrent with, or to the exclusion of, the powers of the Board,

and may revoke the delegation at any time.

This rule does not limit rule 6.

5.2	Retirement and removal of Chief Executive Officer

A Director who holds the position of Chief Executive Officer is subject to the same rules regarding resignation, removal and retirement from office as the other Directors.

5.3	Termination of appointment of Chief Executive Officer

The appointment of a Chief Executive Officer terminates if the Board removes the Chief Executive Officer from the office of Chief Executive Officer (which, without affecting the rights of the Chief Executive Officer under any contract between the Company and the Chief Executive Officer, the Board has power to do), whether or not the appointment was expressed to be for a specified term.

6.	DELEGATION OF BOARD POWERS

6.1	Power to delegate

The Board may delegate any of its powers as permitted by section 198D.

6.2	Power to revoke delegation

The Board may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period.

6.3	Terms of delegation

A delegation of powers under rule 6.1 may be made:

(a)	for a specified period or without specifying a period; and

(b)	on the terms (including power to further delegate) and subject to any restrictions the Board decides.

A document of delegation may contain the provisions for the protection and convenience of those who deal with the delegate that the Board thinks appropriate.

6.4	Committees

(a)
The membership of any committee of the Board other than the Nominating Committee and the Special Committee must include the number of Class B Directors proportional to their representation on the Board rounded down to the larger of the nearest whole number and one.

(b)
Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, to the greatest extent practical, governed by the rules of this document which regulate the meetings and proceedings of the Board.  Unless otherwise provided by the Board, a majority of any committee (or the member thereof, if only one) shall constitute a quorum.

6.5	Audit committee

The Board shall, at the first Board meeting held after the Effective Time, establish and, for so long as the Company is required to report under the Exchange Act, maintain an audit committee, which shall:

(a)
comprise three Directors, all of whom shall satisfy the requirements of Rule 10A-3 under the Exchange Act, as amended, and the rules and regulations thereunder as in effect from time to time (Rule 10A-3); and

(b)
have the authority required by Rule 10A-3, including responsibility for the appointment, compensation, retention and oversight of the auditor of the Company, establishing procedures for addressing complaints related to accounting or audit matters and engaging necessary advisors.

7.	DIRECTORS' DUTIES AND INTERESTS

7.1	Compliance with duties under the Act and general law

Each Director must comply with his or her duties under the Act and under the general law.

7.2	Director can hold other offices etc

A Director may:

(a)	hold any office or place of profit or employment other than that of the Company's auditor or any director or employee of the auditor;

(b)	be a member of any corporation (including the Company) or partnership other than the Company's auditor;

(c)	be a creditor of any corporation (including the Company) or partnership; or

(d)	enter into any agreement with the Company.

7.3	Disclosure of interests

Each Director must comply with the general law in respect of disclosure of conflicts of interest or duty and with section 191 in respect of disclosure of material personal interests.

7.4	Director interested in a matter

Each Director must comply with section 195 in relation to being present, and voting, at a Board meeting that considers a matter in which the Director has a material personal interest.  Subject to section 195:

(a)	a Director may be counted in a quorum at a Board meeting that considers, and may vote on, any matter in relation to which that Director has a conflict of interest or duty;

(b)
the Company may proceed with any transaction in relation to which a Director has an interest or conflict of duty and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)	the Director may retain any benefits accruing to the Director under the transaction; and

(d)	the Company cannot avoid the transaction merely because of the existence of the Director's interest or conflict of duty.

If the interest is required to be disclosed under section 191, paragraph (c) applies only if it is disclosed before the transaction is entered into.

7.5	Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)	fails to make a disclosure of a conflict of interest or duty; or

(b)	is present at, or counted in the quorum for, a Board meeting that considers or votes on that agreement.

7.6	Obligation of secrecy

Every Director and Secretary must keep the transactions and affairs of the Company and the state of its financial reports confidential unless required or authorised to disclose them:

(a)	in the course of duties as an officer of the Company;

(b)	by the Board or the Company in general meeting; or

(c)	by law.

The Company may require a Director, Secretary, auditor, trustee, committee member or other person engaged by it to sign a confidentiality undertaking consistent with this rule.  A Director or Secretary must do so if required by the Company.

7.7	Directors acting in the best interests of a Holding Company

If the Company is a wholly‑owned subsidiary of a Holding Company, a Director is authorised to act in the best interests of the Holding Company if:

(a)	the Director acts in good faith in the best interests of the Holding Company; and

(b)	the Company is not insolvent at the time the Director acts and does not become insolvent because of the Director's act.

8.	DIRECTORS' REMUNERATION

8.1	Remuneration of Executive Directors

Subject to any contract with the Company, the Board may fix the remuneration of each Executive Director.  That remuneration may consist of salary, bonuses, commission on profits or dividends, participation in profits or any other elements.

8.2	Remuneration of non‑executive Directors

The Directors (other than the Executive Directors) are entitled to be paid, out of the funds of the Company, an amount of Approved Fees which:

(a)	does not in any year exceed in aggregate US$600,000 multiplied by the number of non-executive Directors, or any greater amount fixed by ordinary resolution;

(b)	is allocated among them:

(i)	on an equal basis having regard to the proportion of the relevant year for which each Director held office; or

(ii)	as otherwise decided by the Board; and

(c)	is provided in the manner the Board decides, which may include provision of non‑cash benefits.

If the Board decides to include non‑cash benefits in the Approved Fees of a Director, the Board must also decide the manner in which the value of those benefits is to be calculated for the purposes of this rule.

8.3	Additional Remuneration for extra services

If a Director, at the request of the Board and for the purposes of the Company, performs extra services or makes special exertions (including service on committees and going or living away from the Director's usual residential address), the Company may pay that Director a fixed sum set by the Board for doing so.  Remuneration under this rule may be either in addition to or in substitution for any remuneration to which that Director is entitled under rule 8.1 or 8.2.

8.4	Expenses of Directors

The Company must pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)	in attending meetings of the Company, the Board, or a committee of the Board;

(b)	on the business of the Company; or

(c)	in carrying out duties as a Director.

8.5	Directors' retirement benefits

Subject to Division 2 of Part 2D.2, the Company may:

(a)	agree with a Director or person about to become a Director that, when or after the person dies or otherwise ceases to be a Director, the Company will pay a pension or lump sum benefit to:

(i)	that person; or

(ii)	after that person's death, any of the surviving spouse, dependants or legal personal representatives of that person; or

(b)	pay such a pension or lump sum benefit whether or not the Company has agreed to do so.

9.	OFFICERS' INDEMNITY AND INSURANCE

9.1	Indemnity

Subject to and so far as permitted by the Act, the Competition and Consumer Act 2010 (Cth) and any other applicable law:

(a)
the Company must indemnify every officer of the Company and its related bodies corporate and may indemnify its auditor against a Liability incurred as such an officer or auditor to a person (other than the Company or a related body corporate) including a Liability incurred as a result of appointment or nomination by the Company or subsidiary as a trustee or as an officer of another corporation, unless the Liability arises out of conduct involving a lack of good faith; and

(b)
the Company may make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by an officer or employee or auditor in defending an action for a Liability incurred as such an officer, employee or auditor or in resisting or responding to actions taken by a government agency or a liquidator.

In this rule, Liability means a liability of any kind (whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including costs and expenses incurred in connection with any investigation or inquiry by a government agency or a liquidator.

9.2	Insurance

Subject to the Act and any other applicable law, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

9.3	Former officers

The indemnity in favour of officers under rule 9.1 is a continuing indemnity.  It applies in respect of all acts done by a person while an officer of the Company or one of its wholly owned subsidiaries even though the person is not an officer at the time the claim is made.

9.4	Deeds

Subject to the Act, the Competition and Consumer Act 2010 (Cth) and any other applicable law, the Company may, without limiting a person's rights under this rule 9, enter into an agreement with a person who is or has been an officer of the Company or any of the Company's subsidiaries, to give effect to the rights of the person under this rule 9 on any terms and conditions that the Board thinks fit.

10.	BOARD MEETINGS

10.1	Convening Board meetings

 A Director or the Chief Executive Officer may at any time, and a Secretary must on request from a Director, convene a Board meeting.

10.2	Notice of Board meeting

(a)
The convenor of each Board meeting must give at least five business days written notice of the meeting (and, if it is adjourned, give reasonable notice of its resumption) individually to each Director who does not waive that requirement in accordance with rule 35.5.

(b)	Such notice shall be deemed adequately delivered:

(i)	when personally delivered to the Director;

(ii)	when sent by confirmed facsimile to the Director at a number previously identified by the Director and currently on record with the Company;

(iii)	when sent by email or electronic message to the Director at an email address or other electronic address (if any) previously identified by the Director and currently on record with the Company;

(iv)
three Business Days after deposit in the mail in the same country as the address previously identified by the Director and currently on record with the Company, postage prepaid, by certified or registered mail, return receipt requested (by international express post, if the address is in another country), and addressed to the Director; or

(v)
one Business Day after deposit with a national overnight delivery service in the same country as the address previously identified by the Director and currently on record with the Company, postage prepaid, and addressed to the Director.

(c)	This Rule 10.2 does not apply to a Board meeting held before the Closing.

10.3	Use of technology

A Board meeting may be held using any means of audio or audio‑visual communication by which each Director participating can hear and be heard by each other Director participating or in any other way permitted by section 248D.  A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of two or more places, at the place where the chairman of the meeting is located.

10.4	Chairing Board meetings

The Board may elect a Director to chair its meetings and decide the period for which that Director holds that office.  If there is no chairman of Directors or the chairman is not present within 15 minutes after the time for which a Board meeting is called or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

10.5	Quorum

(a)	Subject to paragraph (b):

(i)	unless the Board determines otherwise, the quorum for a Board meeting is a majority of the Directors; and

(ii)
if a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)	For so long as the Class B Voting Interest is at least ten percent,

(i)
the quorum for a Board meeting is six Directors (of whom at least one must be a Class B Director) and a quorum must be present for the whole meeting.  A Director is treated as present at a meeting held by audio or audio‑visual communication if the Director is able to hear and be heard by all others attending.  If a meeting is held in another way permitted by section 248D, the Board must resolve the basis on which Directors are treated as present; and

(ii)
if a Board meeting is adjourned because no Class B Director attends and a quorum is not achieved at the second consecutive attempt to convene the Board meeting due to the failure of any Class B Director to attend, then the requirement for a Class B Director to constitute a quorum shall not apply with respect to such meeting only, and such meeting shall be deemed a quorate meeting, provided that each Director receives at least five business days written notice of the adjourned Board meeting in accordance with rule 10.2 or waives that requirement in accordance with rule 35.5.

10.6	Board approval

(a)	Subject to paragraph (b), a resolution of the Board must be passed by a majority of the votes cast by Directors present and entitled to vote on the resolution.

(b)
For so long as the Class B Voting Interest is not less than ten percent, resolutions concerning the following matters must be passed by the affirmative vote of any six Directors (unless the holders of all Class B Shares consent otherwise):

(i)	the election or early termination of the chairman of the Board;

(ii)	the appointment or termination of the Company's Chief Executive Officer;

(iii)	the delegation by the Board of any of its powers to a committee of the Board where such delegation authorizes the committee to bind the Company without further Board approval;

(iv)	any proposed amendment to the Company's constitution (other than technical amendments that do not involve any material change);

(v)	the decision to pay any dividends on the Voting Shares;

(vi)	the decision to adopt a dividend reinvestment plan;

(vii)	the settlement of any material environmental claims in excess of US$50 million;

(viii)
the issue of any Voting Shares or securities convertible or exercisable into Voting Shares other than Permitted Issuances (as defined in the Shareholders Deed) where the amount to be issued when combined with any other Voting Shares or securities convertible or exercisable into Voting Shares in the previous 12 months would exceed 12% of the Company's then-issued Voting Shares (and for the purposes of this calculation only any securities convertible or exercisable into Voting Shares shall be treated as though such conversion or exercise had occurred);

(ix)
any material acquisition or disposition of the Company's or any of its subsidiaries' assets valued at more than US$250 million (on a consolidated basis), or representing more than 20% of the Company's consolidated total assets, as set out in the most recent consolidated audited accounts;

(x)
the entry by the Company or any of its subsidiaries into any agreement or obligation under which the consideration payable has an aggregate value in excess of US$250 million or represents more than 20% of the Company's consolidated total long-term liabilities, as set out in the most recent consolidated audited accounts;

(xi)
the Company's entry into any other business area fundamentally different from its business following consummation of the transaction contemplated by the Transaction Agreements (as defined in the Shareholders Deed) or the Company fundamentally changing the scope of any existing business area, including materially diversifying its business into new commodities, engaging in significant operations involving new minerals or materially engaging with other types of natural resources;

(xii)
the sale of all, or substantially all, of the Company's business or assets, or the issue or  sale of a simple majority (or more) of the Voting Shares to any person other than a related body corporate; and

(xiii)	the entry into any arrangements concerning, or in any way initiating, a proceeding for voluntary administration, winding-up, liquidation, dissolution, merger or consolidation.

(c)	The chairman of a Board meeting does not have a casting vote. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

10.7	Procedural rules

The Board may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

10.8	Written resolution

If all the Directors entitled to receive notice of a Board meeting and to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document, all Directors are deemed to have received notice of the matter and a Board resolution in those terms is passed at the time when the last Director signs.

10.9	Additional provisions concerning written resolutions

For the purpose of rule 10.8:

(a)	two or more separate documents in identical terms, each of which is signed by one or more Directors, are treated as one document; and

(b)
a facsimile or electronic message containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document signed by that Director at the time of its receipt by the Company.

10.10	Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or member of a committee is valid even if it is later discovered that:

(a)	there was a defect in the appointment of the person; or

(b)	the person was disqualified from continuing in office, voting on the resolution or doing the thing.

11.	CONTROL AND SIGNIFICANT CORPORATE TRANSACTIONS

11.1	Member approval

(a)	The following transactions or matters must be approved in accordance with rules 11.1(b):

(i)
any scheme of arrangement, statutory merger, share issue or other similar transaction (which, for the avoidance of doubt, does not include a takeover offer made under Chapter 6 of the Act) under which the consideration to be received by the members of the Company immediately prior to the transaction (taken as a whole) would not entitle those members to, in aggregate, at least 50% of the Voting Power in one of the Company, its holding company, or the merged/surviving entity, immediately following such transaction; and:

(ii)	any sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole,

excluding any transactions which are expressly exempted from this rule by the Shareholders Deed and any transactions expressly contemplated by the Transaction Agreement.

(b)	Transactions or matters listed in rule 11.1(a) must be approved by:

(i)	the Board; and

(ii)	for as long as the Class B Voting Interest is at least twenty percent:

(A)
a resolution passed by a majority of the votes attached to all issued Class A Shares at a separate meeting of the holders of Class A Shares, excluding any Class A Shares held by the entity with which the Company is merging or to which it is issuing shares, or an Affiliate of that entity; and

(B)
a resolution passed by a majority of the votes attached to all issued Class B Shares at a separate meeting of the holders of Class B Shares, excluding any Class B Shares held by the entity with which the Company is merging or to which it is issuing shares, or an Affiliate of that entity; and

(iii)
if the Class B Voting Interest is less than twenty percent, a resolution passed by a majority of the votes attached to all issued Voting Shares, excluding any Voting Shares held by the entity with which the Company is merging or to which it is issuing shares, or an Affiliate of that entity.

11.2	Equal treatment reorganisations

Unless approval has been given by:

(a)	for as long as the Class B Voting Interest is at least twenty percent:

(i)
a resolution passed by a majority of the votes attached to all issued Class A Shares at a separate meeting of the holders of Class A Shares, excluding any Class A Shares held by the entity with which the Company is merging or to which it is issuing shares, or an Affiliate of that entity; and

(ii)
a resolution passed by a majority of the votes attached to all issued Class B Shares at a separate meeting of the holders of Class B Shares, excluding any Class B Shares held by the entity with which the Company is merging or to which it is issuing shares, or an Affiliate of that entity; or

(b)
if the Class B Voting Interest is less than twenty percent, a resolution passed by a majority of the votes attached to all issued Voting Shares, excluding any Voting Shares held by the entity with which the Company is merging or to which it is issuing shares, or an Affiliate of that entity, any reorganisation or consolidation of the Company with one or more other persons, scheme of arrangement, share issue or similar transaction requiring an agreement by the Company or a statutory merger of the Company with another person in which the former holders of Class A Shares and/or Class B Shares are entitled to receive shares in another person and/or other securities or property (including cash) must provide that each holder of a Class A Share is entitled to receive, with respect to such share, the same kind and amount of shares of a person and other securities and property (including cash) receivable in such transaction by a holder of a Class B Share, and each holder of a Class B Share is entitled to receive, with respect to such share, the same kind and amount of shares of a person and other securities and property (including cash) receivable in such transaction by a holder of a Class A Share.  In the event that the holders of Class A Shares (or of Class B Shares) are granted rights to elect to receive one of two or more alternative forms of consideration, this rule 11.2 shall be satisfied if holders of Class A Shares and holders of Class B Shares are granted identical election rights.

11.3	Prohibited acquisitions

Notwithstanding any other rule in this document, a person must not permit or enter into a transaction, or enable another person (whether a member or not) to permit or enter into a transaction, which results in:

(a)	the Voting Power in the Company of any person (including the first-mentioned person) increasing from (i) 20% or below to more than 20%, or (ii) a starting point that is above 20% and below 90%; or

(b)	breach of a restriction regarding the acquisition of Beneficial Ownership in Voting Shares contained in an agreement with the Company to which the person, or an Affiliate of the person, is a party,

unless the transaction:

(c)	if rule 11.1(a) applies, has been approved in accordance with 11.1(b); or

(d)	is expressly exempted from this rule by the Shareholders Deed or expressly contemplated by the Transaction Agreement; or

(e)	has been approved by:

(i)
a resolution passed by the holders of votes attached to at least 75% of all issued Class A Shares (excluding any Class A Shares held by the person, or an Affiliate of the person), voting at a separate meeting of the holders of Class A Shares; and

(ii)
for as long as the Class B Voting Interest is at least twenty percent, a resolution passed by the holders of votes attached to at least 75% of all issued Class B Shares (excluding any Class B Shares held by the person, or an Affiliate of the person), voting at a separate meeting of the holders of Class B Shares; or

(f)	has been approved by the Board.

11.4	Action by the Board

The Board must do the following where the Board has reason to believe that rule 11.3 has been breached or the events described in rules 11.3(a) or 11.3(b) have occurred:

(a)	require any member to provide such information as the Board considers appropriate to determine any of the matters under this rule;

(b)	have regard to such public filings as it considers appropriate to determine any of the matters under this rule;

(c)	make any determinations required under this rule, either after calling for submissions from affected members or other persons or without calling for such submissions;

(d)
subject to applicable law and the applicable rules of any stock exchange, refuse to register any transfer of shares but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of rule 11.3 would not thereafter breach rule 11.3 or events described in paragraphs (a) or (b) of rule 11.3 or their effects would be reversed or remedied;

(e)
determine that the voting rights (or some voting rights) attached to such number of Class A Shares or Class B Shares held by a person or persons whom the Board has resolved should not be capable of exercising their votes in accordance with this paragraph (Excess Shares) are from a particular time incapable of being exercised for a definite or indefinite period but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of rule 11.3 would not thereafter breach rule 11.3 or events described in paragraphs (a) or (b) of rule 11.3 or their effects would be reversed or remedied;

(f)
determine that any Excess Shares must be sold but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of rule 11.3 would not thereafter breach rule 11.3 or events described in paragraphs (a) or (b) of rule 11.3 or their effects would be reversed or remedied;

(g)
determine that any Excess Shares will not carry any right to any distributions from a particular time for a definite or indefinite period but only in respect of such number of shares, as far as the Board can judge the matter, as breaches rule 11.3 or as necessary to address events described in paragraphs (a) or (b) of rule 11.3 or their effects;

(h)	take such other action for the purposes of enforcing this rule 11.3 in a timely and efficient manner including:

(i)	prescribing rules (not inconsistent with this rule);

(ii)	setting deadlines for the provision of information;

(iii)	drawing adverse inferences where information requested is not provided;

(iv)	making determinations or interim determinations;

(v)	executing documents on behalf of a member;

(vi)	paying costs and expenses out of proceeds of sale of Excess Shares; and

(vii)	changing any decision or determination or rule previously made.

Subject to section 199A, no Director is liable for any such act or omission where the Director acts in good faith.

12.	PROPORTIONAL TAKEOVER APPROVAL

12.1	Special definitions

The following definitions apply in this rule.

Accepted Offer means an offer under a proportional takeover bid that has been accepted and from the acceptance of which a binding contract has not resulted as at the end of the Resolution Deadline.

Approving Resolution means a resolution to approve the proportional takeover bid passed in accordance with rule 12.4.

Resolution Deadline means the day that is 14 days before the last day of the bid period of the proportional takeover bid.

A reference to an associate of another person is a reference to a person who is an associate of the first person because of section 12 of the Act.

12.2	Limited life of rule

This rule ceases to apply by force of section 648G(1) at the end of three years starting when this rule was inserted in the constitution or starting when this rule was last renewed in accordance with that section.

12.3	Restriction on registration of transfers

The Company must not register a transfer giving effect to a contract resulting from the acceptance of an offer made under a proportional takeover bid until an Approving Resolution is passed.

12.4	Approving Resolution

If offers have been made under a proportional takeover bid for securities in a class issued by the Company:

(a)	an Approving Resolution must be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on the Approving Resolution;

(b)	the Board must ensure that an Approving Resolution is voted on in accordance with this rule before the Resolution Deadline for the bid;

(c)
a person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the bid was made, held securities included in that class is entitled to vote on an Approving Resolution;

(d)	the bidder or an associate of the bidder is not entitled to vote on an Approving Resolution; and

(e)
an Approving Resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

12.5	General meeting provisions apply

The rules in this constitution relating to general meetings apply, modified as necessary, to any meeting convened under this rule, except that the holder of a bid class security that carries no right to vote at a general meeting of the Company has one vote for each bid class security held at a meeting convened under this rule.

12.6	Notice of meeting outcome

If an Approving Resolution is voted on in accordance with this rule before the Resolution Deadline for the proportional takeover bid, the Company must, on or before the Resolution Deadline give a written notice stating that an Approving Resolution has been voted on and that the resolution has been passed or rejected to the bidder.

12.7	Failure to propose resolution

If, as at the end of the day before the Resolution Deadline for a proportional takeover bid, no Approving Resolution has been voted on in accordance with this rule, an Approving Resolution is taken to have been passed in accordance with this rule.

12.8	Rejected resolution

If an Approving Resolution is voted on, in accordance with this rule, before the Resolution Deadline for the proportional takeover bid and is rejected:

(a)
despite section 652A, all offers under the bid that have not, as at the end of the Resolution Deadline, been accepted, and all Accepted Offers are taken to be withdrawn at the end of the Resolution Deadline;

(b)
as soon as practical after the Resolution Deadline, the bidder must return to each person who accepted an Accepted Offer any documents that were sent by the person to the bidder with the acceptance of the offer;

(c)	the bidder may rescind, and must rescind, as soon as practical after the Resolution Deadline, each contract resulting from the acceptance of an offer made under the bid; and

(d)	a person who has accepted an offer made under the bid may rescind the contract (if any) resulting from that acceptance.

13.	MEETINGS OF MEMBERS

13.1	Action by meeting

(a)	Subject to paragraph 13.1(b), unless the Company has only one member, any action required or permitted to be taken by members of the Company must be taken at a meeting of members.

(b)	When voting at a separate meeting of the holders of Class B Shares, holders of Class B Shares may act by written consent.

13.2	Annual general meeting

The Company must hold an annual general meeting as required by section 250N.

13.3	Calling meetings of members

A meeting of members:

(a)	may be convened at any time by the Board, the chairman of the Board or the Chief Executive Officer; and

(b)	must be convened by the Board when required by section 249D or 250N or by order made under section 249G.

13.4	Notice of meeting

Subject to rules 13.5 and 13.8, at least 21 days' written notice of a meeting of members must be given individually to:

(a)	each member (whether or not the member is entitled to vote at the meeting);

(b)	each Director; and

(c)	the auditor.

Subject to any regulation made under section 249LA, the notice of meeting must comply with section 249L and may be given in any manner permitted by section 249J(3).

13.5	Short notice

Subject to sections 249H(3) and (4):

(a)	if the Company has elected to convene a meeting of members as the annual general meeting, if all the members entitled to attend and vote agree; or

(b)	otherwise, if members who together have power to cast at least 95% of the votes that may be cast at the meeting agree,

a resolution may be proposed and passed at a meeting of which less than 21 days' notice has been given.

13.6	Postponement or cancellation

Subject to sections 249D(5) and 250N, the Board may:

(a)	postpone a meeting of members;

(b)	cancel a meeting of members; or

(c)	change the place for a general meeting

by Public Disclosure of such postponement, cancellation or change.

13.7	Fresh notice

If a meeting of members is postponed or adjourned for one month or more, the Company must give new notice of the resumed meeting.

13.8	Notice to joint holders of shares

If a share is held jointly, the Company need only give notice of a meeting of members (or of its cancellation or postponement) to the joint holder who is named first in the Register.

13.9	Location of meetings

Members are taken to accept, for the purposes of section 249R of the Act, that it is reasonable to hold meetings of members in any locality outside of Australia in which:

(a)	the Voting Shares are quoted;

(b)	holders of a substantial number of shares have registered addresses;

(c)	the executive headquarters of the Company are located; or

(d)	at least four directors are ordinarily resident.

13.10	Technology

The Company may hold a meeting of members at two or more venues using any technology that gives the members as a whole a reasonable opportunity to participate.

13.11	Accidental omission

The accidental omission to give notice to, or the non‑receipt of notice by, any of those entitled to it does not invalidate any resolution passed at a meeting of members.

13.12	Class meetings

Rules 13 to 17 apply to a separate meeting of a class of members as far as they are capable of application and modified as necessary.

14.	PROCEEDINGS AT MEETINGS OF MEMBERS

14.1	Member present at meeting

If a member has appointed a proxy or attorney or (in the case of a member which is a body corporate) a representative to act at a meeting of members, that member is taken to be present at a meeting at which the proxy, attorney or representative is present.

14.2	Quorum

Except as otherwise provided in this document and subject to section 249B, the holders of a majority of all issued Voting Shares which are entitled to vote at the meeting shall constitute a quorum at all meetings of the Company.

14.3	Quorum not present

If a quorum is not present within 15 minutes after the time for which a meeting of members is called:

(a)	if called as a result of a request of members under section 249D, the meeting is dissolved; and

(b)	in any other case:

(i)
the meeting is adjourned to the day, time and place that the chairman of the Board or the Board decides and notifies to members, or if no decision is notified before then, to the same time on the same day in the next week at the same place; and

(ii)	if a quorum is not present at the adjourned meeting, the meeting is dissolved.

14.4	Chairing meetings of members

If the Board has appointed a Director to chair Board meetings, that Director may also chair meetings of members.  If:

(a)	there is no Director who the Board has appointed to chair Board meetings for the time being; or

(b)	the Director appointed to chair Board meetings is not present at the time for which a meeting of members is called or is not willing to chair the meeting,

the Voting Members present must elect a member or Director present to chair the meeting.

14.5	Attendance at general meetings

(a)	Every member has the right to attend all meetings of members whether or not entitled to vote.

(b)	Every Director has the right to attend and speak at all meetings of members whether or not a member.

(c)	The auditor has the right to attend any meeting of members and to speak on any part of the business of the meeting which concerns the auditor in the capacity of auditor.

14.6	Adjournment

Subject to rule 13.7, the chairman of a meeting of members at which a quorum is present may adjourn it to another time and place.  The Chairman is not required to adjourn the meeting following a direction to do so by members.

14.7	Business at adjourned meetings

The only business that may be transacted at a meeting resumed after an adjournment is the business left unfinished immediately before the adjournment.

15.	PROXIES, ATTORNEYS AND REPRESENTATIVES

15.1	Appointment of proxies

Each member may appoint a proxy to attend and act for the member at a meeting of members.  If the member is entitled to cast 2 or more votes at the meeting, they may appoint two proxies to attend and act for the member at a meeting of members.  An appointment of proxy must be made by written notice to the Company:

(a)	that complies with section 250A(1); or

(b)	in any other form and mode that is, and is signed or otherwise authenticated by the member in a manner, satisfactory to the Board.

If a member appoints two proxies and the appointment does not specify the proportion or number of the member's votes each proxy may exercise, each proxy may exercise half of those votes.

15.2	Member's attorney

A member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of members.  If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

15.3	Deposit of proxy appointment forms, powers of attorney and proxy appointment authorities

An appointment of a proxy or an attorney is not effective for a particular meeting of members unless:

(a)
in the case of a proxy, the proxy appointment form and, if it is executed or otherwise authenticated in a manner prescribed by a regulation made for the purposes of section 250A(1) by an attorney, the relevant power of attorney or other authority under which the appointment was authenticated or a certified copy of it; and

(b)	in the case of an attorney, the power of attorney or a certified copy of it,

are received by the Company in accordance with section 250B(3) at least 48 hours before the time for which the meeting was called or such reduced period specified in the notice of meeting or, if the meeting has been adjourned, before the resumption of the meeting.

15.4	Corporate representatives

A member that is a body corporate may appoint an individual to act as its representative at meetings of members as permitted by section 250D.

15.5	Appointment for particular meeting, standing appointment and revocation

A member may appoint a proxy, attorney or representative to act at a particular meeting of members or make a standing appointment and may revoke any appointment.  A proxy, attorney or representative may, but need not, be a member.

15.6	Position of proxy or attorney if member present

(a)
Subject to paragraph (b), the appointment of a proxy or attorney is not revoked by the member attending and taking part in the general meeting, but if the member votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the member's proxy or attorney on the resolution.

(b)	If a member has appointed a proxy or attorney under a document which is expressed to be irrevocable:

(i)	the appointment of that proxy or attorney is not revoked by the member attending or taking part in the general meeting; and

(ii)	a member is not entitled to vote, and must not vote, on a resolution if that member has appointed the proxy or attorney to vote on that resolution.

15.7	Priority of conflicting appointments of attorney or representative

If more than one attorney or representative appointed by a member is present at a meeting of members and the Company has not received notice of revocation of any of the appointments:

(a)	an attorney or representative appointed to act at that particular meeting may act to the exclusion of an attorney or representative appointed under a standing appointment; and

(b)	subject to rule 15.7(a), an attorney or representative appointed under a more recent appointment may act to the exclusion of an attorney or representative appointed earlier in time.

15.8	Additional current proxy appointments

An appointment of proxy by a member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of proxy from that member which would result in there being more than the permitted number of proxies of that member entitled to act at a meeting.  The appointment of proxy made first in time is the first to be treated as revoked or suspended by this rule.

15.9	Continuing authority

An act done at a meeting of members by a proxy, attorney or representative is valid even if, before the act is done, the appointing member:

(a)	dies or becomes mentally incapacitated;

(b)	becomes bankrupt or an insolvent under administration or is wound up;

(c)	revokes the appointment or revokes the authority under which the appointment was made by a third party; or

(d)	transfers the share to which the appointment relates,

unless the Company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

15.10	Irrevocable proxy

Each holder of Class A Shares grants an irrevocable proxy in favour of the Company in respect of all the Class A Shares held by it to attend and vote for the holder of Class A Shares at any meeting of members until immediately after Closing.

16.	ENTITLEMENT TO VOTE

16.1	Number of votes

Subject to section 250A(4), rules 15, 16.3, 16.4 and 16.5 and the terms on which shares are issued:

(a)	on a show of hands:

(i)	if a member has appointed two proxies, neither of those proxies may vote;

(ii)	a member who is present and entitled to vote and is also a proxy, attorney or representative of another member has one vote; and

(iii)	subject to paragraphs (a)(i) and (a)(ii), every individual present who is a member, or a proxy, attorney or representative of a member, entitled to vote has one vote; and

(b)	on a poll, a member has one vote for every share held.

Except as otherwise provided in this document, separate meetings of the holders of Class A Shares and Class B Shares are not required on any matters submitted to a general meeting.

16.2	Casting vote of chairman

The chairman of a meeting of members does not have a casting vote.  If an equal number of votes is cast for and against a resolution the matter is decided in the negative.

16.3	Votes of joint holders

If there are joint holders of a share, any one of them may vote at a meeting of members, in person or by proxy, attorney or representative, as if that holder were the sole owner of the share.  If more than one of the joint holders of a share (including, for the purposes of this rule, joint legal personal representatives of a dead member) are present at a meeting of members, in person or by proxy, attorney or representative, and tender a vote in respect of the share, the Company may only count the vote cast by, or on behalf of, the most senior joint holder who tenders a vote.  For this purpose, seniority depends on the order in which the names of the joint holders are listed in the Register.

16.4	Votes of transmittees and guardians

Subject to section 1072C, if the Board is satisfied at least 48 hours before the time fixed for a meeting of members, that a person:

(a)	is entitled to the transmission of a share under rule 31; or

(b)	has power to manage a member's property under a law relating to the management of property of the mentally incapable,

that person may vote as if registered as the holder of the share and the Company must not count the vote (if any) of the actual registered holder.

16.5	Voting restrictions

If:

(a)	the Act requires that some members are not to vote on a resolution, or that votes cast by some members be disregarded, in order for the resolution to have an intended effect; and

(b)	the notice of the meeting at which the resolution is proposed states that fact,

those members have no right to vote on that resolution and the Company must not count any votes purported to be cast by those members.  If a proxy purports to vote in a way or in circumstances that contravene section 250A(4), on a show of hands the vote is invalid and the Company must not count it and on a poll rule 17.3(b) applies.

16.6	Decision on right to vote

A Voting Member or Director may challenge a person's right to vote at a meeting of members.  A challenge may only be made at the meeting.  A challenge, or any other doubt as to the validity of a vote, must be decided by the chairman, whose decision is final.

17.	HOW VOTING IS CARRIED OUT

17.1	Method of voting

A resolution put to the vote at a meeting of members must be decided on a show of hands unless a poll is demanded under rule 17.2 either before or on declaration of the result of the vote on a show of hands.  Unless a poll is demanded, the chairman's declaration of a decision on a show of hands is final.

17.2	Demand for a poll

A poll may be demanded on any resolution (except a resolution concerning the election of the chairman of a meeting or the adjournment of the meeting) by:

(a)	at least five members entitled to vote on the resolution; or

(b)	members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the midnight before the poll is demanded); or

(c)	the chairman.

The demand for a poll does not affect the continuation of the meeting for the transaction of other business and may be withdrawn.

17.3	When and how polls must be taken

If a poll is demanded:

(a)	the poll must be taken at the time and place and, subject to rule 17.3(b), in the manner that the chairman of the meeting directs;

(b)	votes which section 250A(4) requires to be cast in a given way must be treated as cast in that way;

(c)	a person voting who has the right to cast two or more votes need not cast all those votes and may cast those votes in different ways; and

(d)	the result of the poll is the resolution of the meeting at which the poll was demanded.

17.4	Direct votes

For any general meeting of the Company (or meeting of a class of its members), the Board may determine that a member who is entitled to attend and vote at the meeting on a resolution contemplated in the notice convening the meeting (or a duly appointed proxy of the member) may cast votes attaching to the member's shares on the resolution by lodging a direct vote (instead of attending and voting in person or by proxy, attorney or representative) on the resolution.  A "direct vote" means a vote lodged with the Company by means approved by the Board (which means may include post, fax, telephone or electronic means).  The Board may prescribe regulations, rules and procedures in relation to direct voting, including regulations, rules and procedures that specify the form and method by which direct votes are to be lodged and the closing time for lodgement of direct votes.  Direct votes lodged pursuant to this rule on a resolution by a member (or a member's proxy) are to be counted on a poll demanded on the resolution as if the member who lodged the direct vote were present at the meeting (other than for the purpose of determining whether a quorum is present) and cast the votes on the relevant shares as specified by the member (or proxy) lodging the direct vote.

17.5	Voting by beneficial owners

Subject to applicable law, for any general meeting of the Company (or meeting of a class of its members), the Board may prescribe regulations, rules and procedures to permit any person (beneficial owner) for whom the Board is satisfied shares are held by a member in a representative, fiduciary or custodian capacity to:

(a)	attend the meeting; and

(b)
cast the votes attaching to such shares (in person, or by proxy, attorney or representative), to the exclusion of the member concerned, on any resolution contemplated in the notice convening the meeting on which the member is entitled to cast a vote and for which a poll is demanded at the meeting.

Votes cast by a beneficial owner (whether in person, or by proxy, attorney or representative) pursuant to this rule on a resolution are to be counted on a poll demanded on the resolution as if the member were present at the meeting and cast the votes on the relevant shares.

18.	SECRETARY

18.1	Appointment of Secretary

The Board:

(a)	must appoint at least one individual; and

(b)	may appoint more than one individual,

to be a Secretary either for a specified term or without specifying a term, provided that at least one Secretary must be ordinarily resident in Australia.

18.2	Terms and conditions of office

A Secretary holds office on the terms (including as to remuneration) that the Board decides.  The Board may vary any decision previously made by it in respect of a Secretary.

18.3	Cessation of Secretary's appointment

A person automatically ceases to be a Secretary if the person:

(a)	is not permitted by the Act (or an order made under the Act) to be a secretary of a company;

(b)	becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

(c)	becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)	resigns by notice in writing to the Company; or

(e)	is removed from office under rule 18.4.

18.4	Removal from office

The Board may remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

19.	MINUTES

19.1	Minutes must be kept

The Board must cause minutes of:

(a)	proceedings and resolutions of meetings of the Company's members;

(b)	the names of Directors present at each Board meeting or committee meeting;

(c)	proceedings and resolutions of Board meetings (including meetings of a committee to which Board powers are delegated under rule 6);

(d)	resolutions passed by Directors without a meeting; and

(e)	disclosures and notices of Directors' interests,

to be kept in accordance with sections 191, 192 and 251A.

19.2	Minutes as evidence

A minute recorded and signed in accordance with section 251A is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

19.3	Inspection of minute books

The Company must allow members to inspect, and provide copies of, the minute books for the meetings of members in accordance with section 251B.

20.	COMPANY SEALS

20.1	Common seal

The Board:

(a)	may decide whether or not the Company has a common seal; and

(b)	is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under section 123(2).

20.2	Use of seals

The common seal and duplicate seal (if any) may only be used with the authority of the Board.  The Board must not authorise the use of a seal that does not comply with section 123.

20.3	Fixing seals to documents

The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

(a)	by two Directors;

(b)	by one Director and one Secretary; or

(c)	by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

21.	FINANCIAL REPORTS AND AUDIT

21.1	Company must keep financial records

The Board must cause the Company to keep written financial records that:

(a)	correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

(b)	would enable true and fair financial statements to be prepared and audited,

and must allow a Director and the auditor to inspect those records at all reasonable times.

21.2	Financial reporting

The Board must cause the Company to prepare a financial report and a directors' report that comply with Part 2M.3 and must report to members in accordance with section 314 no later than the deadline set by section 315.

21.3	Financial year end

The financial year for the Company will end on 31 December.

21.4	Audit

The Board must cause the Company's financial report for each financial year to be audited and obtain an auditor's report.  The eligibility, appointment, removal, remuneration, rights and duties of the auditor are regulated by Division 3 of Part 2M.3, Divisions 1 to 6 of Part 2M.4 and sections 1280, 1289, 1299B and 1299C.

21.5	Conclusive reports

Audited financial reports laid before the Company in general meetings are conclusive except as regards errors notified to the Company within three months after the relevant general meeting.  If the Company receives notice of an error within that period, it must immediately correct the report and the report as corrected is then conclusive.

21.6	Inspection of financial records and books

Subject to rule 19.3 and section 247A, a member who is not a Director does not have any right to inspect any document of the Company except as authorised by the Board or by ordinary resolution.

22.	SHARES

22.1	Class A Shares and Class B Shares

Except as set out in this document, or as required by law, Class A Shares and Class B Shares carry the same rights.

22.2	Issue at discretion of Board

(a)
Subject to rules 22.2(b) and 22.2(c) and section 259C, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of, unissued shares to any person on the terms, with the rights, and at the times that the Board decides.

(b)	The Board cannot issue partly paid shares.

(c)	No additional Class B Shares may be issued by the Company unless:

(i)	a resolution approving such issue is passed by the holders of at least 80% of the votes attached to all issued Class B Shares;

(ii)	such issue is required or permitted pursuant to the terms of an agreement with holders of Class B Shares (including, for the avoidance of doubt, the Shareholders Deed); or

(iii)	pursuant to a dividend reinvestment plan.

22.3	Preference and redeemable preference shares

The Company may issue preference shares (including preference shares that are liable to be redeemed).  The rights attached to preference shares are:

(a)	unless other rights have been approved by Special Resolution of the Company, the rights set out in the schedule; or

(b)	the rights approved by Special Resolution of the Company as applicable to those shares.

22.4	Brokerage and commissions

The Company may pay brokerage or commissions to a person in respect of that person or another person agreeing to take up shares in the Company.

22.5	Surrender of shares

The Board may accept a surrender of shares:

(a)	to compromise a question as to whether those shares have been validly issued; or

(b)	if surrender is otherwise within the Company's powers.

The Company may sell or re‑issue surrendered shares in the same way as forfeited shares.

23.	CERTIFICATES

23.1	Certificated shares

(a)
The Company must issue a certificate of title to shares if required by section 1071H that complies with section 1070C and deliver it to the holder of those shares in accordance with section 1071H.  The Company must not charge any fee to issue a certificate.

(b)	The Company will, on request of a member, issue a certificate to that member.

23.2	Multiple certificates and joint holders

If a member requests the Company to issue several certificates each for a part of the shares registered in the member's name, the Company must do so.  For this purpose, joint holders of shares are a single member.  The Company may issue only one certificate that relates to each share registered in the names of two or more joint holders and may deliver the certificate to any of those joint holders.

23.3	Lost and worn out certificates

If a certificate:

(a)	is lost or destroyed and the owner of the relevant securities applies in accordance with section 1070D(5), the Company must; or

(b)	is defaced or worn out and is produced to the Company, the Company may,

issue a new certificate in its place.

24.	REGISTER

24.1	Joint holders

If the Register names two or more joint holders of a share, the Company must treat the person named first in the Register in respect of that share as the sole owner of it for all purposes (including the giving of notice) except in relation to:

(a)	delivery of certificates;

(b)	the right to vote (to which rule 16.1 applies);

(c)	the power to give directions as to payment of, or a receipt for, dividends (to which rules 26.6 and 26.7 apply); and

(d)	transfer.

24.2	Non‑beneficial holders

Subject to sections 169(5A) and 1072E and rule 17.5, unless otherwise ordered by a court of competent jurisdiction or required by statute, the Company:

(a)	may treat the registered holder of any share as the absolute owner of it; and

(b)	need not recognise any equitable or other claim to or interest in a share by any person except a registered holder.

25.	COMPANY LIENS

25.1	Existence of liens

(a)	Unless the terms of issue provide otherwise, the Company has a first and paramount lien on each share for amounts for which the Company is indemnified under rule 25.3.

(b)	The lien extends to all dividends payable in respect of the share and to proceeds of sale of the share.

25.2	Sale under lien

If:

(a)	the Company has a lien on a share;

(b)	an amount secured by the lien is due and payable;

(c)	the Company has given notice to the member registered as the holder of the share:

(i)	requiring payment of the amount which is due and payable and secured by the lien;

(ii)	stating the amount due and payable at the date of the notice;

(iii)	specifying how to calculate the amount due when payment is made; and

(iv)	specifying a date (at least 14 days after the date of the notice) by which and a place at which payment of that amount must be made; and

(d)	the requirements of the notice given under paragraph (c) are not fulfilled,

the Company may sell the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before sale) by resolution passed before the amount due and payable is paid.

25.3	Indemnity for payments required to be made by the Company

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a member or referable to a share held by that member (whether alone or jointly) or a dividend or other amount payable in respect of a share held by that member, the Company:

(a)	is fully indemnified by that member from that liability;

(b)	may recover as a debt due from the member the amount of that liability together with interest at the Interest Rate from the date of payment by the Company to the date of repayment by the member; and

(c)	subject to rule 28.4, may refuse to register a transfer of any share by that member until the debt has been paid to the Company.

Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set off) and, as between the Company and the member, any such right or remedy is enforceable by the Company.

26.	DIVIDENDS

26.1	Accumulation of reserves

The Board may:

(a)
set aside out of profits of the Company reserves to be applied, in the Board's discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

(b)	carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)	do both.

26.2	Payment of dividends

Subject to the Act, rules 26.3 and 26.8, and the terms of issue of shares, the Board may resolve to pay any dividend (including an interim dividend) it thinks appropriate, in such currency as it thinks appropriate, and fix the time for payment.  The Company does not incur a debt merely by fixing the amount or time for payment of a dividend.  A debt arises only when the time fixed for payment arrives.  The decision to pay a dividend may be revoked by the Board at any time before then.

26.3	Amount of dividend

(a)	Class A Shares and Class B Shares carry the same rights to dividends.

(b)	Subject to the terms of issue of shares and paragraph (a) , the Company may pay a dividend on one class of shares to the exclusion of another class.

26.4	Dividends in kind

(a)
The Board may resolve to pay a dividend (either generally or to specific members) in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options.

(b)	If the Board satisfies a dividend by distribution of specific assets, the Board may:

(i)	fix the value of any asset distributed;

(ii)	make cash payments to members on the basis of the value fixed so as to adjust the rights of members between themselves; and

(iii)	vest an asset in trustees.

(c)	If the Board satisfies a dividend by the issue of shares:

(i)	only Class A Shares shall be distributed to holders of Class A Shares and only Class B Shares shall be distributed to holders of Class B Shares; and

(ii)	the number of Class A Shares distributed for each share held and the number of Class B Shares distributed for each share held must be the same.

26.5	Payment of dividend by way of securities in another entity or corporation

Where the Company satisfies a dividend by way of distribution of specific assets, being shares or other securities in another entity or corporation, each member is taken to have agreed to become a member of that entity or corporation and to have agreed to be bound by the constitution of that entity or corporation.  Each member also appoints each Director and each Secretary their agent and attorney to:

(a)	agree to the member becoming a member of that entity or corporation;

(b)	agree to the member being bound by the constitution of that entity or corporation; and

(c)	execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

26.6	Method of payment

The Company may pay any cash dividend, interest or other money payable in respect of shares by cheque sent, and may distribute assets by sending the certificates or other evidence of title to them, through the post directed to:

(a)	the address of the member (or in the case of a jointly held share, the address of the joint holder named first in the Register); or

(b)	to any other address the member (or in the case of a jointly held share, all the joint holders) directs in writing,

or by any other method of payment or distribution the Board decides.

26.7	Joint holders' receipt

Any one of the joint holders of a share may give an effective receipt for any dividend, interest or other money payable in relation to that share.

26.8	Retention of dividends by Company

The Company may retain the dividend payable on a share:

(a)	of which a person seeks to be registered as the holder under rule 31.2 or 31.3, until that person is registered as the holder of that share or transfers it; or

(b)	on which the Company has a lien, to satisfy the liabilities in respect of which the lien exists.

26.9	No interest on dividends

No member may claim, and the Company must not pay, interest on a dividend (either in money or kind).

27.	SHARE PLANS

27.1	Implementing share plans

The Company in general meeting may by ordinary resolution authorise the Board to implement one or more of:

(a)	a re‑investment plan under which any dividend or other cash payment in respect of a share or convertible security may, at the election of the person entitled to it, be:

(i)	retained by the Company and applied in payment for fully paid shares issued under the plan; and

(ii)	treated as having been paid to the person entitled and simultaneously repaid by that person to the Company to be held by it and applied in accordance with the plan;

(b)	any other plan under which members or security holders may elect that dividends or other cash payments in respect of shares or other securities:

(i)
be satisfied by the issue of shares or other securities of the Company or a related body corporate, or that issues of shares or other securities of the Company or a related body corporate be made in place of dividends or other cash payments;

(ii)	be paid out of a particular reserve or source; or

(iii)	be forgone in consideration of another form of distribution from the Company, another body corporate or a trust; or

(c)
a plan under which shares or other securities of the Company or a related body corporate may be issued or otherwise provided for the benefit of employees or Directors of the Company or any of its related bodies corporate.

27.2	Board obligations and discretions

The Board:

(a)	must do everything necessary or desirable to give effect to a plan implemented under rule 27.1 and the rules governing it; and

(b)	may:

(i)	vary the rules governing; or

(ii)	suspend or terminate the operation of,

a plan implemented under rule 27.1 as it thinks appropriate.

28.	TRANSFER OF SHARES

28.1	Modes of transfer

Subject to rule 28.3, a member may transfer a share by a document the form of which is permitted by law and which is signed by or on behalf of both the transferor and the transferee.  The Company must not register a transfer that does not comply with this rule.

28.2	Market obligations

The Company may do anything permitted by the Act that the Board thinks necessary or desirable in connection with the Company taking part in a computerised or electronic system for the purpose of facilitating dealings in shares.

28.3	Delivery of transfer and certificate

A document of transfer under rule 28.1 must be:

(a)	delivered to the registered office of the Company or the address of the Register last notified to members by the Company;

(b)	accompanied by the certificate (if any) for the shares to be transferred or evidence satisfactory to the Board of its loss or destruction; and

(c)	marked with payment of any stamp duty payable.

Property in and title to a document of transfer that is delivered to the Company (but not the shares to which it relates) passes to the Company on delivery.

28.4	Refusal to register transfer

(a)	The Board may refuse to register a transfer:

(i)	if the transfer arises from a breach or, if the transfer were registered, would give rise to a breach, of an agreement to which the Company is a party;

(ii)	in the circumstances described in rule 11.4(d); and

(iii)	in any other instance permitted by applicable law and the applicable rules of any stock exchange.

(b)	Subject to rule 28.4(a)(i), the Board must register a transfer made in compliance with the Shareholders Deed, this document and applicable law.

(c)	Subject to section 259C, the Board must not register a transfer to a subsidiary of the Company.

(d)
If the Board refuses to register a transfer, the Company must give the transferee notice of the refusal within two months after the date on which the transfer was delivered to it, or within any shorter period required by applicable law or the applicable rules of any stock exchange.

28.5	Transferor remains holder until transfer registered

The transferor of a share remains the holder of it until the transfer is registered and the name of the transferee is entered in the Register in respect of it.

28.6	Powers of attorney

The Company may assume, as against a member, that a power of attorney granted by that member that is lodged with or produced or exhibited to the Company remains in force, and may rely on it, until the Company receives express notice in writing at its registered office of:

(a)	the revocation of the power of attorney; or

(b)	the death, dissolution or insolvency of the member.

29.	TRANSFER AND CONVERSION OF CLASS B SHARES

29.1	Special definitions

The following definitions apply in this rule.

Class B Transferor means a holder of Class B Shares that wishes to effect a Transfer of, or Transfers, Class B Shares.

Permitted Transfer means any Transfer which is expressly exempted from rule 29.2 by an agreement with the Company regarding the acquisition or disposal of Beneficial Ownership in Voting Shares to which the person, or an Affiliate of the person, is a party (including, for the avoidance of doubt, the Shareholders Deed).

Transfer of a Class B Share shall mean any direct or indirect sale, assignment, transfer, conveyance, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other transfer or disposition (including by way of spin-off, hedging or derivative transactions, any other transaction that hedges or transfers, in whole or in party, the economic consequences of ownership, or otherwise) of such share or any legal, beneficial or economic interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (including transmission pursuant to rule 31) or by transfer of any economic or ownership interest in any person, directly or indirectly, beneficially owning such Class B Shares, including without limitation, a transfer of a Class B Share to a broker or other nominee, or the transfer of, or entering into a binding agreement with respect to, the power (whether exclusive or shared) to vote or direct the voting of a Class B Share by proxy, voting agreement or otherwise.  Notwithstanding the foregoing, the granting of a proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of members shall be deemed not to be a Transfer for purposes hereof.

29.2	Conversion of Class B Shares

(a)
Except for Permitted Transfers or a Transfer by a Class B Transferor to an Affiliate of that Class B Transferor, each Class B Share shall automatically, without any further action by any person, convert into one fully paid Class A Share upon a Transfer of such share by either a Class B Transferor or a Controlled Affiliate of the Class B Transferor or upon a Controlled Affiliate of a Class B Transferor which holds such shares ceasing to be a Controlled Affiliate of that Class B Transferor.

(b)
All issued Class B Shares shall automatically, without any further action by any person, convert into fully paid Class A Shares, at a conversion ratio of one Class B Share to one Class A Share, if the Class B Voting Interest falls below ten percent, with such conversion becoming effective at 5:00 p.m. New York City time on the tenth day after the date on which the Class B Voting Interest falls below ten percent.

29.3	Powers of Board

(a)
The Board may request or require that holders of Class B Shares furnish affidavits or other proof to the Company as the Board may deem necessary or advisable to verify the direct or indirect ownership of such Class B Shares and to confirm that an automatic conversion of a Class B Share into a Class A Share has not occurred.

(b)
If the Board reasonably determines that sufficient proof has not been provided to the Board, before the time (which must be at least five business days from the date of the request) specified in a request made under paragraph (a), to enable the Board to verify the direct or indirect ownership of Class B Shares to its reasonable satisfaction then, unless the Board otherwise determines, the Class B Shares to which the request related will be deemed to automatically convert in accordance with rule 29.2(a).

29.4	Transfer procedure for Class B Shares

Without limiting rule 28, transfers of Class B Shares shall be subject to the following additional provisions.

(a)
A Class B Transferor that wishes to effect a Transfer of Class B Shares must provide written notice thereof to the Company prior to the close of business on the business day prior to the proposed date of transfer.

(b)	The written notice must:

(i)	identify the proposed transferee, broker or nominee holder, and its relationship with the transferor; and

(ii)	state whether or not the proposed transferee is acquiring the Class B Shares pursuant to a Permitted Transfer.

(c)	The Class B Transferor must provide such additional supporting information, opinions and documentation as may be reasonably requested by the Board.

30.	CONVERSION OF CLASS A SHARES

For so long as the Class B Voting Interest is less than forty-five percent, all issued Class A Shares held by the initial holders of Class B Shares or a Controlled Affiliate of such a holder shall automatically, without any further action by any person, convert into fully paid Class B Shares, at a conversion ratio of one Class A Share to one Class B Share, with such conversion becoming effective at 5:00 p.m. New York City time on the fifth day after the date on which the Class A Share was acquired by such holder of Class B Shares.

31.	TRANSMISSION OF SHARES

31.1	Death of joint holder

The Company must recognise only the surviving joint holders as being entitled to shares registered jointly in the names of a deceased member and others.  The estate of the deceased joint holder is not released from any liability in respect of the shares.

31.2	Death of single holder

The Company must not recognise anyone except the legal personal representative of the deceased member as having any title to shares registered in the sole name of a deceased member.  If the personal representative gives the Board the documents described in section 1071B(9) or 1071B(13) or other information that satisfies the Board of the representative's entitlement to be registered as holder of the shares:

(a)
subject to rules 28.4, 29 and 31.4 the Company must register the personal representative as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from the representative requiring it to do so; and

(b)	whether or not registered as the holder of the shares, the personal representative:

(i)	may, subject to rule 28, transfer the shares to another person; and

(ii)	has the same rights as the deceased member.

31.3	Transmission of shares on insolvency or mental incapacity

Subject to the Bankruptcy Act 1966 or any applicable comparable legislation in a jurisdiction outside Australia, if a person entitled to shares because of the insolvency or mental incapacity of a member gives the Board the information it reasonably requires to establish the person's entitlement to be registered as holder of the shares:

(a)
subject to rules 28.4, 29 and 31.4 the Company must register that person as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from that person requiring it to do so; and

(b)	whether or not registered as the holder of the shares, that person:

(i)	may, subject to rule 28, transfer the shares to another person; and

(ii)	has the same rights as the insolvent or incapable member.

If section 1072C applies, this rule is supplemental to it.

31.4	Refusal to register holder

The Company has the same right to refuse to register a personal representative or person entitled to shares on the insolvency or mental incapacity of a member as it would have if that person were the transferee named in a transfer signed by a living, solvent, competent member.

32.	SMALL SHARE PARCELS

32.1	Board power of sale

(a)	The Board may sell a share other than a Class B Share that is part of a Small Parcel, with or without the consent of the holder of the Small Parcel, if it does so in accordance with this rule.

(b)
Without limiting rule 32.1(a), the Board may sell a share that is part of a Small Parcel by giving a notice to a member who holds a Small Parcel stating that it intends to sell the Small Parcel and specifying a date by which the member may give the Company written notice that the member wishes to retain the holding (in which case the Company will not sell the Small Parcel).

32.2	Notice of proposed sale

The Board may determine in its absolute discretion that it will give written notice to a member who holds a Small Parcel stating that it intends to sell the Small Parcel and specifying a time period during which it intends to sell the Small Parcel.

32.3	Terms of sale

A sale of shares under this rule includes all dividends payable on and other rights attaching to them.  The Company must pay the costs of the sale.  Otherwise, the Board may decide the manner, time and terms of sale.

32.4	Share transfers

For the purpose of giving effect to this rule, each Director and each Secretary has power to initiate, execute or otherwise effect a transfer of a share as agent and attorney for a member who holds a Small Parcel.

32.5	Application of proceeds

The Company must:

(a)	pay the proceeds of sale into a separate bank account it opens and maintains for the purpose only;

(b)	hold the proceeds in trust for the previous holder of the shares (Divested Member);

(c)	as soon as practical give written notice to the Divested Member stating:

(i)	what the amount in the account is; and

(ii)	that it is holding that amount for the Divested Member while awaiting the Divested Member's instructions for the shares sold; and

(d)	deal with the amount in the account as the Divested Member instructs.

32.6	Protections for transferee

The title of the new holder of a share sold under this rule is not affected by any irregularity in the sale.  The sole remedy of any person previously interested in the share is damages which may be recovered only from the Company.

33.	ALTERATION OF SHARE CAPITAL

33.1	Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to members.  Subject to the terms of issue of shares, members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

33.2	Adjustment of capitalised amounts

The Board may settle any difficulty that arises in regard to a capitalisation of profits as it thinks appropriate and necessary to adjust the rights of members among themselves, including:

(a)	fix the value of specific assets;

(b)	issue fractional certificates;

(c)	make cash payments to members on the basis of the value fixed for assets or in place of fractional entitlements so as to adjust the rights of members between themselves;

(d)	disregard fractional entitlements; and

(e)	vest cash or specific assets in trustees.

33.3	Conversion of shares

Subject to Part 2H.1 and rules 22.3 and 33.8, the Company may convert:

(a)	an ordinary share into a preference share; and

(b)	a preference share into an ordinary share; and

(c)
all or any of its shares into a larger or smaller number of shares by ordinary resolution, provided however that where a class of Voting Shares is so converted, all other classes of Voting Shares are converted in the same manner and at the same time.

33.4	Adjustments on conversion

The Board may do anything it thinks appropriate and necessary to give effect to a resolution converting shares including, if a member becomes entitled to a fraction of a share as a result of the conversion:

(a)	issue fractional certificates;

(b)	make cash payments to members or disregard fractional entitlements so as to adjust the rights of members between themselves; or

(c)	vest fractional entitlements in a trustee.

33.5	Reduction of capital

The Company may reduce its share capital:

(a)	by reduction of capital in accordance with Division 1 of Part 2J.1;

(b)	by buying back shares in accordance with Division 2 of Part 2J.1;

(c)	in the ways permitted by sections 258E and 258F; or

(d)	in any other way for the time being permitted by the Act.

33.6	Payments in kind

Where the Company reduces its share capital in accordance with Division 1 of Part 2J.1, it may do so by way of payment of cash, distribution of specific assets (including shares or other securities in another corporation), or in any other manner permitted by law.  If the reduction is by distribution of specific assets, the Board may:

(a)	fix the value of any assets distributed;

(b)	make cash payments to members on the basis of the value fixed so as to adjust the rights of members between themselves; and

(c)	vest an asset in trustees.

33.7	Payment in kind by way of securities in another corporation

Where the Company reduces its share capital by way of distribution of specific assets, being shares or other securities in another entity or corporation, each member is taken to have agreed to become a member of that entity or corporation and to have agreed to be bound by the constitution of that entity or corporation.  Each member also appoints each Director and each Secretary their agent and attorney to:

(a)	agree to the member becoming a member of that entity or corporation;

(b)	agree to the member being bound by the constitution of that entity or corporation; and

(c)	execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

33.8	Variation of rights

(a)
If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to sections 246C and 246D) be varied or cancelled only by a resolution passed by a majority of the votes attached to all issued shares of the class of shares proposed to be affected at a separate meeting of the holders of that class of shares.

(b)	Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares of that class.

34.	WINDING UP

34.1	Entitlement of members

(a)
Subject to the terms of issue of shares and this rule 34, the surplus assets of the Company remaining after payment of its debts are divisible among the members in proportion to the number of fully paid shares held by them.

(b)	Class A Shares and Class B Shares carry the same rights on a winding-up.

34.2	Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a Special Resolution:

(a)	divide the assets of the Company among the members in kind;

(b)	for that purpose fix the value of assets and decide how the division is to be carried out as between the members and different classes of members; and

(c)	vest assets of the Company in trustees on any trusts for the benefit of the members as the liquidator thinks appropriate.

34.3	No distribution of liabilities

The liquidator cannot compel a member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

34.4	Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under rule 34.2 which does not accord with the legal rights of the contributories, any contributory who would be prejudiced by it may dissent and has ancillary rights as if that decision were a Special Resolution passed under section 507.

35.	NOTICES

35.1	Notices by Company

A notice is properly given by the Company to a person if it is:

(a)	in writing signed on behalf of the Company (by original or printed signature);

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered personally;

(ii)
sent by prepaid mail posted in the same country as the address notified under rule 35.2, or otherwise, the addressee's registered address (by airmail, if the address is in another country) to that person's address; or

(iii)	sent by fax to the fax number (if any) nominated by that person; or

(iv)	sent by electronic message to the electronic address (if any) nominated by that person.

35.2	Overseas members

A member whose registered address is not in Australia may notify the Company in writing of an address in Australia to which notices may be sent.

35.3	When notice is given

A notice to a person by the Company is regarded as given and received:

(a)	if it is delivered personally:

(i)	by 5.00 pm (local time in the place of receipt) on a business day ‑ on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a business day, or on a day that is not a business day ‑ on the next business day;

(b)	if it is sent by fax or electronic message or given under section 249J(3)(cb):

(i)	by 5.00 pm (local time in the place from which it is sent or given) on a business day – on that day; or

(ii)	after 5.00 pm (local time in the place from which it is sent or given) on a business day, or on a day that is not a business day – on the next business day; and

(c)	if it is sent by mail, one business day after posting.

A certificate in writing signed by a Director or Secretary stating that a notice was sent is conclusive evidence of service.

35.4	Business days

For the purposes of rule 35.3, a business day is a day that is not a Saturday, Sunday or public holiday in the place from which the notice is dispatched.

35.5	Waiver of notice

(a)
Subject to the Act, whenever any notice is required to be given to any member or Director of the Company under any provision of the Act or this document, a waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

(b)
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c)	Neither the business to be transacted at, nor the purpose of, any meeting of members, Directors or members of a committee of Directors needs to be specified in any written waiver of notice.

(d)	In the case of a member, such waiver of notice may be signed by such member’s attorney or proxy duly appointed in writing.

35.6	Notice to joint holders

Notice to joint holders of shares must be given to the joint member named first in the Register.  Every person who becomes entitled to a share is bound by every notice in respect of that share that was properly given to a person registered as the holder the share before the transfer or transmission of the share was entered in the Register.

35.7	Counting days

If a specified period must pass after a notice is given before an action may be taken, neither the day on which the notice is given nor the day on which the action is to be taken may be counted in reckoning the period.

35.8	Notices to "lost" members

If:

(a)
on two or more consecutive occasions a notice served on a member in accordance with this rule is returned unclaimed or with an indication that the member is not known at the address to which it was sent; or

(b)	the Board believes on other reasonable grounds that a member is not at the address shown in the Register or notified to the Company under rule 35.2,

the Company may give effective notice to that member by exhibiting the notice at the Company's registered office for at least 48 hours.

This rule ceases to apply if the member gives the Company notice of a new address.

36.	UNCLAIMED MONEY

The Company must deal with unclaimed dividends and distributions and unclaimed proceeds of shares sold or reissued under this document in accordance with the law relating to unclaimed money in Western Australia, Australia.

37.	AMENDMENT TO CONSTITUTION

Subject to the Act and this document, a Special Resolution to modify or repeal this document, or a provision of this document, other than a Special Resolution to renew rule 12, or to adopt any provision as part of this document that is inconsistent with a rule specified in paragraph (d) below, does not have any effect unless:

(a)	the Board has approved the proposed resolution as follows:

(i)	for as long as the Class B Voting Interest is at least ten percent, by the affirmative vote of any six Directors; or

(ii)	if the Class B Voting Interest is less than ten percent, by the affirmative vote of a majority of the Directors present and voting at a quorate Board meeting;

(b)	a majority of the votes attached to all issued Voting Shares have been voted in favour of the Special Resolution;

(c)
in the case of any modification or repeal of this document or a provision of this document (including by the adoption of any provision as part of this document) that adversely affects a class of shares, a majority of votes attached to all issued shares of the class of shares proposed to be affected have been voted in favour of the modification, repeal or adoption at a separate meeting of the holders of that class of shares; and

(d)	in the case of a modification to or repeal of, or the adoption of any provision that is inconsistent with the purpose or intent of:

(i)	rules 9, 37(a), 37(b) or 37(c), the holders of votes attached to at least 80% of all issued Voting Shares have voted in favour of the Special Resolution;

(ii)
while there are Class A Shares on issue, rules 2.4, 2.5(b), 2.6(a), 2.11(a)(i), 2.11(b), 2.11(d), 11.3, 11.4, 29.1, 29.2, 30 or this rule 37(d), the holders of votes attached to at least 80% of all issued Class A Shares have approved the modification, repeal or adoption, voting at a separate meeting of the holders of Class A Shares; and

(iii)
while there are Class B Shares on issue, rules 2.1, 2.3(b), 2.4, 2.5(a), 2.6(b), 2.11(a)(ii), 2.11(c), 2.11(e), 11.3, 11.4, 29.1, 29.2, 30 or this rule 37(d), the holders of votes attached to at least 80% of all issued Class B Shares have approved the modification, repeal or adoption, voting at a separate meeting of the holders of Class B Shares.

Schedule

TERMS OF ISSUE OF PREFERENCE SHARES

1.	Definitions

The following definitions apply in relation to a preference share issued under rule 22.3(a).

Dividend Amount for any Dividend Period means the amount calculated as where:

DA = Dividend Amount;

AP = amount paid on the share;

DR = Dividend Rate; and

N = number of days in the relevant Dividend Period.

Dividend Date means a date specified in the Issue Resolution on which a dividend in respect of that preference share is payable.

Dividend Period means:

(a)	the period that begins on and includes the Issue Date and ends on and includes the day before the first Dividend Date after the Issue Date; and

(b)	the period that begins on and includes each Dividend Date and ends on and includes the day before the next Dividend Date; and

(c)	the period that begins on and includes the last Dividend Date and ends on and includes the day before the Redemption Date.

Dividend Rate means the rate specified in the Issue Resolution for the calculation of the amount of dividend to be paid on that preference share on any Dividend Date.

franked dividend means a distribution franked in accordance with section 202‑5 of the Tax Act.

Issue Date means the date on which the share is issued.

Issue Resolution means the resolution passed under clause 2 of this schedule.

redeemable preference share means a preference share which the Issue Resolution specifies is liable to be redeemed:

(a)	at a fixed time or on the happening of a particular event;

(b)	at the Company's option; or

(c)	at the holder's option.

Redemption Amount in relation to a redeemable preference share means the amount specified in the Issue Resolution to be paid on redemption of that share.

Redemption Date in relation to a redeemable preference share, means the date on which the Issue Resolution requires the Company to redeem that share.

Tax Act means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), or both, as applicable.

2.	Issue Resolution

If the Board resolves to issue a preference share, it must pass an Issue Resolution which specifies:

(a)	the Dividend Date;

(b)	the Dividend Rate;

(c)	whether dividends are cumulative or non‑cumulative;

(d)	the priority with respect to payment of dividends and repayment of capital over other classes of shares;

(e)	whether the share is a redeemable preference share or not, and if so:

(i)	the Redemption Amount; and

(ii)
if the share is redeemable at the end of a fixed period, the Redemption Date, or otherwise the circumstances (if any) in which the share is redeemable at the option of the holder or of the Company, the way in which that option must be exercised and the way in which the resulting Redemption Date is ascertained, and may also specify that the dividend must be a franked dividend or must not be a franked dividend.

3.	Franked dividends

If the Issue Resolution specifies that the dividend on preference shares must be a franked dividend, it may also specify:

(a)	the extent to which the dividend must be franked (within the meaning of the Tax Act); and

(b)
the consequences of the dividend not being franked to that extent, which may include an increase of the dividend by an amount equal to the additional amount of franking credit which would have been imputed to the holder of the share under the Tax Act if the dividend had been franked in accordance with the Issue Resolution.

4.	Dividend entitlement

The holder of a preference share is entitled to be paid on each Dividend Date or, in the case of the final dividend payable on the share, on the Redemption Date, in priority to any payment of dividend on any other class of shares over which the relevant Issue Resolution or rights conferred under rule 22.3(b) give it priority, a preferential dividend of the Dividend Amount for the Dividend Period ending on the day before that Dividend Date or the Redemption Date (as the case may be).

The dividend entitlement is cumulative if the Issue Resolution states that it is cumulative and otherwise is non‑cumulative.

5.	Priority on winding up

The holder of a preference share is entitled, on a winding up, to payment in cash of:

(a)	the amount then paid up on the share; and

(b)	if the Issue Resolution states that dividends are cumulative, any arrears of dividend,

in priority to any payment to the holders of ordinary shares and any other class of preference share over which the relevant Issue Resolution or rights conferred under rule 22.3(b) give it priority, but has no right to participate in surplus assets and profits of the Company.

6.	Voting

The holder of a preference share has no right to vote at any meeting of members except:

(a)	if the Issue Resolution states that dividends are cumulative, during a period during which a dividend (or part of a dividend) on the share is in arrears;

(b)	on a proposal to reduce the Company's share capital;

(c)	on a resolution to approve the terms of a buy‑back agreement;

(d)	on a proposal that affects rights attached to the share;

(e)	on a proposal to wind up the Company;

(f)	on a proposal for the disposal of the whole of the Company's property, business and undertaking; and

(g)	during the winding up of the Company.

7.	Notices and financial reports

The Company must give the holder of a preference share notice of each meeting of members in accordance with rule 11 and send the holder financial reports in accordance with rule 21.2.

8.	Redemption of redeemable preference shares

Subject to the Act, the Company must redeem a redeemable preference share on the Redemption Date by paying the Redemption Amount to the holder in cash, by cheque or in any other form that the holder agrees to in writing.  If the Company sends the holder of a redeemable preference share a cheque for the Redemption Amount, the share is redeemed on the date on which rule 35.3(b)(ii) would treat the cheque as being received by the holder, whether or not the holder has presented the cheque.  If the holder of a redeemable preference share does not present a cheque for the Redemption Amount within a reasonable period after it is sent, the Company must deal with the Redemption Amount in accordance with rule 36.

9.	Equal ranking issues

Subject to the terms of issue of any particular class of preference share, the issue of further preference shares that rank equally with any issued preference shares is not taken to affect the rights of the holders of the existing preference share whether or not the Dividend Rate for the new preference share is the same as or different from that applicable to that preference share.